As filed with the Securities and Exchange Commission on February 19, 2009
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SYSCO CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	74-1648137
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1390 Enclave Parkway
Houston, Texas 77077-2099
(281) 584-1390
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael C. Nichols
Senior Vice President, General Counsel and Corporate Secretary
1390 Enclave Parkway
Houston, Texas 77077-2099
(281) 584-1390
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

B. Joseph Alley, Jr., Esq.
Arnall Golden Gregory LLP
171 17th St., NW
Suite 2100
Atlanta, Georgia 30309-3450
(404) 873-8500

Approximate Date of Commencement of Proposed Sale To The Public:   From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities	Amount to be Registered/ Proposed Maximum Offering Price Per Unit/ Proposed Maximum
to be Registered	Aggregate Offering Price/Amount of Registration Fee
Debt Securities	(1)(2)

(1)	An indeterminate aggregate initial offering price or number of securities of the identified class is being registered as may from time to time be issued at indeterminate prices.

(2)	Pursuant to Rule 457(p), $78,400 of the filing fees previously paid with respect to registrant’s registration statement 333-124166, filed on April 19, 2005, and $9,825 of the filing fees previously paid with respect to registrant’s registration statement 333-149086, filed on February 6, 2008, relate to securities which remain unsold as of this date, and are being offset against registration fees to become due under all offerings that may hereinafter be made under this registration statement. In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all other registration fees which may subsequently be payable following application of the above-referenced pre-paid filing fees.

PROSPECTUS

SYSCO CORPORATION

DEBT SECURITIES

Sysco may offer and issue from time to time one or more series of debt securities. We will offer debt securities to the public using this prospectus on terms determined by market conditions. We may issue debt securities in registered form without coupons or in bearer form with or without coupons attached. We may issue debt securities denominated in and/or payable in U.S. dollars or in foreign currency or currency units.

You should read this prospectus and the related prospectus supplement carefully before you invest in our debt securities. No person may use this prospectus to offer or sell our debt securities unless a prospectus supplement accompanies this prospectus.

The applicable prospectus supplement will set forth the ranking of the debt offered under it as senior or subordinated and the specific terms of the debt securities, including:

•	specific designation and aggregate principal amount;

•	purchase price and maturity;

•	interest rate or manner of calculation thereof and time of payment of interest, if any;

•	redemption provisions, if any;

•	listing, if any, on a securities exchange; and

•	any other specific terms of such debt securities.

The prospectus supplement will also set forth the name of and compensation to each dealer, underwriter or agent, if any, involved in the sale of such debt securities. We will also name the managing underwriters with respect to each series sold to or through underwriters in the applicable prospectus supplement.

Investing in our debt securities involves risks. See “Risk Factors” on page 2 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

We may offer debt securities through dealers, underwriters or agents designated from time to time, as set forth in the applicable prospectus supplement. Our net proceeds from any offering will be the purchase price minus the following: the discount if we offer through an underwriter; the commission if we use an agent; and other expenses attributable to issuance and distribution. We may also sell debt securities directly to investors on our own behalf. In the case of sales made directly by us, no commission will be payable. See “Plan of Distribution” for possible indemnification arrangements with dealers, underwriters and agents.

The date of this Prospectus is February 19, 2009

No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by Sysco or any underwriter, dealer or agent. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create an implication that there has been no change in our affairs since the date hereof. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy debt securities by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

About This Prospectus

This prospectus is part of a registration statement that we have filed with the U.S. Securities and Exchange Commission using a “shelf” registration process. Using this process, we may offer any combination of the debt securities this prospectus describes in one or more offerings. This prospectus provides you with a general description of the debt securities we may offer. Each time we use this prospectus to offer debt securities, we will provide a prospectus supplement and, if applicable, a pricing supplement that will describe the specific terms of the offering. The prospectus supplement and any pricing supplement may also add to, update or change the information contained in this prospectus. Please carefully read this prospectus, the prospectus supplement and any pricing supplement, in addition to the information contained in the documents we refer to under the heading “Where You Can Find More Information.”

PROSPECTUS SUMMARY

SYSCO CORPORATION

Sysco, together with its subsidiaries and divisions, is the largest foodservice marketing and distribution organization in North America, with operations located throughout the United States and Canada. We provide food and related products and services to over 400,000 customers, including:

•	restaurants;

•	healthcare and educational facilities;

•	lodging establishments; and

•	other foodservice customers.

Since Sysco’s formation in 1969, annual sales have grown from approximately $115 million to over $37 billion in fiscal 2008, both through internal expansion of existing operations and acquisitions. Our operations include:

•	broadline companies;

•	specialty produce companies;

•	custom-cut meat companies;

•	distribution of lodging industry products;

•	SYGMA, our chain restaurant distribution subsidiary; and

•	a company that distributes to international customers.

The products we distribute include:

•	a full line of frozen foods, such as meats, fully prepared entrees, fruits, vegetables and desserts;

•	a full line of canned and dry foods;

•	fresh meats;

•	imported specialties; and

•	fresh produce.

We also supply a wide variety of non-food items, including:

•	paper products, such as disposable napkins, plates and cups;

•	tableware, such as china and silverware;

•	cookware, such as pots, pans and utensils;

•	restaurant and kitchen equipment and supplies; and

•	cleaning supplies.

Our operating companies distribute both nationally branded merchandise and products packaged as Sysco private brands.

Sysco is a Delaware corporation, incorporated in 1969, and our principal executive offices are located at 1390 Enclave Parkway, Houston, Texas 77077-2099. Our telephone number is (281) 584-1390.

THE OFFERING

We may issue from time to time one or more series of debt securities. We will offer debt securities to the public using this prospectus on terms determined by market conditions. We may issue debt securities in registered form without coupons or in bearer form with or without coupons attached. We may issue debt securities that are denominated and/or payable in U.S. dollars, foreign currency or currency units.

The applicable prospectus supplement will set forth the ranking of the debt offered under it as senior or subordinated and the specific terms of the debt securities, including:

•	specific designation and aggregate principal amount;

•	purchase price and maturity;

•	interest rate or manner of calculation thereof and time of payment of interest, if any;

•	redemption provisions, if any;

•	listing, if any, on a securities exchange; and

•	any other specific terms of such debt securities.

RISK FACTORS

You should consider carefully the risk factors identified in Part I, Item 1A “Risk Factors” of our Annual Report on Form 10-K for the year ended June 28, 2008, as well as any risk factors we may describe in any subsequent periodic reports or information we file with the SEC, or in any prospectus supplement, before making an investment in the notes.

FORWARD LOOKING STATEMENTS

Some of the information contained or incorporated by reference in this prospectus contains “forward-looking statements,” as defined under U.S. securities laws, that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as “may,” “will,” “expect,” “anticipate,” “believe,” “estimate,” “could” and “continue” or similar words. You should read statements that contain these words carefully for the following reasons:

•	the statements discuss our future expectations;

•	the statements contain projections of our future results of operations or of our financial condition; and

•	the statements state other “forward-looking” information.

We believe it is important to communicate our expectations to our investors. There may be events in the future, however, that we are not able to predict accurately or over which we have no control. The discussion of risk factors incorporated by reference into this prospectus, as well as any other cautionary language in this prospectus, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. Before you invest in our securities, you should be aware that the occurrence of any of the events described in those risk factors and elsewhere in this prospectus could have a material adverse effect on our business, financial condition and results of operations.

USE OF PROCEEDS

Unless otherwise set forth in the applicable prospectus supplement, the net proceeds from the sale of the debt securities will be used for general corporate purposes, which may include additions to working capital, capital expenditures, acquisitions, stock repurchases and repayment of indebtedness.

RATIO OF EARNINGS TO FIXED CHARGES

Sysco’s ratio of earnings to fixed charges for the five fiscal years ended June 28, 2008 and the twenty-six week period ended December 27, 2008 are set forth below:

Twenty-Six
Weeks
	Ended	Fiscal Year Ended
	December 27,	June 28,	June 30,	July 1,	July 2,	July 3,
	2008	2008	2007(2)	2006(2)(3)	2005(2)	2004(2)(4)

Ratio of earnings to fixed charges(1)	14.4x	13.6x	13.2x	11.2x	15.8x	15.8x

(1)	For the purpose of calculating this ratio, “earnings” consist of earnings before income taxes and fixed charges (exclusive of interest capitalized). “Fixed charges” consist of interest expense, capitalized interest and the estimated interest portion of rents.

(2)	The ratios shown in this table are not comparable to ratios disclosed in previous filings with the Securities and Exchange Commission due to a change in our method of estimating the interest portion of rents, one of the inputs used in deriving the ratio of earnings to fixed charges.

(3)	We adopted the provisions of SFAS 123(R), “Share-Based Payment” effective at the beginning of fiscal year 2006. As a result, the results of operations include incremental share-based compensation cost over what would have been recorded had we continued to account for share-based compensation under APB No. 25, “Accounting for Stock Issued to Employees.”

(4)	The fiscal year ended July 3, 2004 was a 53-week year.

DESCRIPTION OF DEBT SECURITIES

The debt securities to be offered will constitute either senior or subordinated debt of Sysco and will be issued, in the case of senior debt, under a Senior Debt Indenture (the “Senior Debt Indenture”), as it may be amended and supplemented from time to time, between Sysco and the Bank of New York Trust Company, N.A., as successor Trustee, and, in the case of subordinated debt, under a Subordinated Debt Indenture (the “Subordinated Debt Indenture”), as it may be amended and supplemented from time to time, between Sysco and the trustee to be named in any prospectus supplements relating to subordinated debt. The Senior Debt Indenture and the Subordinated Debt Indenture are sometimes hereinafter referred to individually as an “Indenture” and collectively as the “Indentures.” The Bank of New York Trust Company, N.A. and the trustee to be named in the prospectus supplements relating to subordinated debt, if any, are hereinafter referred to individually as a “Trustee” and collectively as the “Trustees.” The Senior Debt Indenture and form of Subordinated Debt Indenture are included as exhibits to the Registration Statement of which this prospectus is a part (the “Registration Statement”). The following summaries of certain provisions of the Indentures and the debt securities do not purport to be complete, and such summaries are subject to the detailed provisions of the applicable Indenture to which reference is hereby made for a full description of such provisions, including the definition of certain terms used herein, and for other information regarding the debt securities. Numerical references in parentheses below are to sections in the applicable Indenture. Wherever particular sections or defined terms of the applicable Indenture are referred to, such sections or defined terms are incorporated herein by reference as part of the statement made, and the statement is qualified in its entirety by such reference. The Indentures are substantially identical, except for the provisions relating to subordination and certain covenants. See “Senior Debt” and “Subordinated Debt.”

General

The Indentures do not limit the amount of additional indebtedness we or any of our subsidiaries may incur. The debt securities will be unsecured senior or subordinated obligations of Sysco.

We may issue the debt securities in one or more series with various maturities. They may be sold at par, at a premium or with an original issue discount.

Reference is made to the prospectus supplement for the following terms of and information relating to the debt securities of any series (to the extent such terms are applicable):

•	the classification as senior or subordinated debt securities, the specific designation, aggregate principal amount and purchase price;

•	the currency or units based on or relating to currencies in which such debt securities are denominated and/or in which principal, premium, if any, and/or interest, if any, will or may be payable;

•	the date or dates of maturity;

•	any redemption, repayment or sinking fund provisions;

•	the interest rate or rates, if any, the dates on which any such interest will be payable and the regular record dates for such interest payments (or the method by which such rate or rates or dates will be determined);

•	the method by which amounts payable in respect of principal, premium, if any, or interest, if any, on such debt securities may be calculated, and any currencies, commodities or indices, or value, rate or price, relevant to such calculation;

•	the place or places where the principal, premium, if any, and interest, if any, on such debt securities will be payable;

•	whether such debt securities will be issuable in registered form, without coupons, or bearer form, with or without coupons (“bearer securities”) or both and, if bearer securities are issuable, any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of bearer securities;

•	whether such debt securities are to be issued in whole or in part in the form of one or more temporary or permanent global debt securities and if so, the identity of the depositary, if any, for such global debt securities;

•	the denominations in which the debt securities will be issuable, if other than denominations of $1,000 or any multiple of that amount;

•	if other than the full principal amount of the debt securities, the portion of the principal amount of the debt securities that will be payable on the declaration of acceleration of the maturity of the debt securities;

•	if the principal amount payable at maturity will not be determinable as of one or more dates prior to maturity, the amount that will be deemed to be the principal amount as of any such date;

•	any terms on which the debt securities may be convertible into or exchanged for securities or indebtedness of any kind of Sysco or of any other issuer or obligor and the terms and conditions on which a conversion or exchange will be effected, including the initial conversion or exchange price or rate, the conversion period and any other additional provisions;

•	any applicable United States federal income tax consequences, including whether and under what circumstances we will pay additional amounts on such debt securities held by a person who is not a U.S. person (as defined in the prospectus supplement) in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether we will have the option to redeem such debt securities rather than pay such additional amounts;

•	the terms and conditions upon which and the manner in which such debt securities may be defeased or discharged if different from the defeasance provisions described below; and

•	any other specific terms of such debt securities, including any additional or different events of default or covenants provided for with respect to such debt securities, and any terms which may be required by or advisable under applicable laws or regulations.

Debt securities may be presented for exchange and registered debt securities may be presented for transfer in the manner, at the places and subject to the restrictions set forth in the debt securities and the applicable Indenture. Such services will be provided without charge, other than any tax or other governmental charge payable in connection therewith, but subject to the limitations provided in the applicable Indenture. Bearer securities (except when held in temporary global form) and the coupons, if any, appertaining thereto (except when attached to temporary global securities) will be transferable by delivery.

Unless we inform you otherwise in the prospectus supplement, we will appoint the trustee under the applicable Indenture as security registrar for the debt securities we issue in registered form under that Indenture. If the prospectus supplement refers to any transfer agent initially designated by us, we may at any time rescind that designation or approve a change in the location through which any transfer agent acts. We will be required to maintain an office or agency for transfers and exchanges in each place of payment. We may at any time designate additional transfer agents for any series of debt securities or rescind the designation of any transfer agent. Sysco or the trustee may, however, require the payment of any tax or other governmental charge payable for that registration.

In the case of any redemption, neither the security registrar nor the transfer agent will be required to register the transfer of or exchange of any debt security:

•	during a period beginning 15 business days before the day of mailing of the relevant notice of redemption and ending on the close of business on that day of mailing; or

•	if we have called the debt security for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

Debt securities may bear interest at a fixed rate or a floating rate. Debt securities bearing no interest, or interest at a rate that at the time of issuance is below the prevailing market rate, will be sold at a discount below their stated principal amount. Special United States federal income tax considerations applicable to any such discounted debt securities (or to certain debt securities issued at par which are treated as having been issued at a discount for United States federal income tax purposes) are described in the relevant prospectus supplement.

Debt securities may be issued from time to time with payment terms which are calculated by reference to the value, rate or price of one or more currencies, commodities, indices or other factors. Holders of such debt securities may receive a principal amount (including premium, if any) on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal (including premium, if any) or interest otherwise payable on such dates, depending upon the value, rate or price on such dates of the applicable currency, commodity, index or other factor. Information as to the methods for determining the amount of principal, premium, if any, or interest payable on any date, the currencies, commodities, indices or other factors to which the amount payable on such date is linked and certain additional tax considerations will be set forth in the applicable prospectus supplement.

Unless otherwise set forth in the prospectus supplement, and except as set forth below under “Merger or Consolidation,” the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event of a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control).

Global Securities

Registered Global Securities.  The registered debt securities of a series may be issued in the form of one or more fully registered global securities (a “Registered Global Security”) that will be deposited with (and registered in the name of) a depositary (a “Depositary”) identified in the prospectus supplement relating to such series (or a nominee of the Depositary). Unless and until it is exchanged in whole for debt securities in “definitive” form, a Registered Global Security may not be transferred except as a whole by the Depositary for such Registered Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor. (A security held in “definitive” form is a certificated security other than a Global Security, meaning that it is not registered in the name of and held by a Depositary, and it is therefore not subject to the transfer restriction described immediately above.)

The specific terms of the depositary arrangement with respect to any portion of a series of debt securities to be represented by a Registered Global Security will be described in the prospectus supplement relating to such series. We anticipate that provisions substantially similar to the following will apply to all depositary arrangements. However, the operations and procedures of depositaries are solely within their control and are subject to changes by them. We do not take any responsibility for those operations and procedures. Thus, investors receiving interests in a Registered Global Security would need to contact the depositary or the participants in the depositary through which the investors hold their interests in order to discuss these matters.

A depositary (such as, for example, the Depository Trust Company, or “DTC”) is generally an entity created to hold securities for its participating organizations, referred to as “participants,” and facilitate the clearance and settlement of transactions in those securities between DTC’s participants through electronic book-entry changes in accounts of its participants. Participants generally include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to a depositary’s system may also be available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant of the depositary, either directly or indirectly, and these entities are referred to as “indirect participants.”

Therefore, ownership of beneficial interests in a Registered Global Security would be limited to persons that are participants in (i.e., persons who have accounts with) the Depositary and persons that hold interests through participants. Upon the issuance of a Registered Global Security, the Depositary for such Registered Global Security will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the debt securities represented by such Registered Global Security beneficially owned by or through such participants. The accounts to be credited initially will be designated by any dealers, underwriters or agents participating in the distribution of such debt securities or by us, if such debt securities are offered and sold directly by us. Ownership of beneficial interests in such Registered Global Security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the Depositary for such Registered Global Security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants).

The laws of some states (and countries other than the United States) may require that certain persons take physical delivery of certificates evidencing securities they own. Consequently, the ability to transfer beneficial interests in a Global Security to such persons would be limited to that extent. Because a depositary can act only on behalf of its participants, which in turn act on behalf of indirect participants, the ability of beneficial owners of interests in a Global Security to pledge such interests to persons or entities that do not participate in the depositary’s system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

So long as the Depositary for a Registered Global Security, or its nominee, is the registered owner of such Registered Global Security, we will consider the Depositary or its nominee, as the case may be, the sole owner and holder of the debt securities represented by the Registered Global Security for all purposes under the applicable Indenture. Except as set forth below, owners of beneficial interests in a Registered Global Security will not be entitled to have the debt securities represented by such Registered Global Security registered in their names, will not receive or be entitled to receive physical delivery of such debt securities in definitive form and will not be considered the owners or holders thereof under such Indenture. Accordingly, each person owning a beneficial interest in a Registered Global Security must rely on the procedures of the Depositary for such Registered Global Security (and, if such person is not a participant, on the procedures of the participant through which such person owns its interest) to exercise any rights of a holder under such Indenture. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a Registered Global Security desires to give or take any action which a holder is entitled to give or take under the Indenture, the Depositary for such Registered Global Security generally either (i) authorizes the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action, or (ii) otherwise acts upon the instructions of beneficial owners holding through them.

Payments of principal, premium, if any, and interest, if any, on debt securities represented by a Registered Global Security registered in the name of a Depositary or its nominee will be made to such Depositary or its nominee, as the case may be, as the registered owner of such Registered Global Security. Neither Sysco, the Trustee, nor any of their agents will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such Registered Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that the Depositary for any debt securities represented by a Registered Global Security, upon receipt of any payment of principal, premium or interest in respect of such Registered Global Security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in such Registered Global Security as shown on the records of such Depositary. We also expect that payments by participants to owners of beneficial interests in such Registered Global Security held through such participants will be the responsibility of such participants and will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers or registered in “street name.”

If the Depositary for any debt securities represented by a Registered Global Security is at any time unwilling or unable to continue as Depositary (including its loss of eligibility to so serve because it is no longer a clearing agency registered under the Exchange Act), and we do not appoint a successor Depositary which is registered as a clearing agency under the Exchange Act within 90 days, we will issue such debt securities in definitive form in exchange for such Registered Global Security. In addition, we may at any time and in our sole discretion determine not to have any of the debt securities of a series represented by one or more Registered Global Securities and, in such event, will issue debt securities of such series in definitive form in exchange for all of the Registered Global Security or Securities representing such debt securities. Any debt securities issued in definitive form in exchange for a Registered Global Security will be registered in such name or names as the Depositary shall instruct the applicable Trustee. It is expected that such instructions will be based upon directions received by the Depositary from participants with respect to ownership of beneficial interests in such Registered Global Security.

Global Securities for Bearer Instruments.  Debt securities of a series intended to trade in bearer form (referred to elsewhere herein as bearer securities) may also be represented by one or more Global Securities that will be deposited with a common depositary or with a nominee for such depositary, in either case as identified in the prospectus supplement relating to such series. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any portion of a series of bearer debt securities to be represented by a Global Security will be described in the prospectus supplement relating to such series.

Senior Debt

The debt securities (and, in the case of bearer securities, any coupons appertaining thereto) issued under the Senior Debt Indenture (referred to herein as the “senior debt securities”) will rank pari passu with all of our other debt which is a) unsecured and unsubordinated debt and b) senior to the subordinated debt securities described below under “Subordinated Debt.” We have issued the following currently outstanding senior debt securities under the Senior Debt Indenture prior to the date of this prospectus:

•	$250,000,000 of 4.2% Senior Notes due February 12, 2013;

•	$200,000,000 of 4.6% Senior Notes due March 15, 2014;

•	$500,000,000 of 5.25% Senior Notes due February 12, 2018;

•	$50,000,000 of 7.16% Debentures due April 15, 2027;

•	$225,000,000 of 6.5% Debentures due August 1, 2028; and

•	$500,000,000 of 5.375% Senior Notes due September 21, 2035.

One of our wholly owned subsidiaries has issued $200,000,000 of 6.10% Senior Notes, due June 1, 2012, which are wholly and unconditionally guaranteed by us, under a separate indenture. Our obligations under those guarantees rank equally as to payment with all of our other debt. See “Description of the Notes” of the prospectus supplement for information regarding any additional debt securities issued after the date of this prospectus.

The indentures contain certain restrictive covenants that apply, or may apply, to us and our Subsidiaries (as defined below). The covenants described below under “Limitations on Liens” and “Limitations on Sale and Lease-Back Transactions” will not apply to a series of debt securities unless we specifically so provide in the applicable prospectus supplement.

You should read carefully the applicable prospectus supplement for the particular provisions of the series of debt securities being offered, including any additional restrictive covenants or Events of Default that may be included in the terms of such debt securities.

Limitations on Liens.  We covenant in the Senior Debt Indenture that we will not (nor will we permit any Subsidiary to) issue, incur, create, assume or guarantee any debt for borrowed money (including all obligations evidenced by bonds, debentures, notes or similar instruments) secured by a mortgage, security interest, pledge, lien, charge or other encumbrance (“mortgage”) upon any Principal Property or upon any shares of stock or indebtedness of any Subsidiary that owns or leases a Principal Property (whether such Principal Property, shares or indebtedness are now existing or owed or hereafter created or acquired) without in any such case effectively providing concurrently with the issuance, incurrence, creation, assumption or guaranty of any such secured debt, or the grant of such mortgage, that the senior debt securities (together with, if we shall so determine, any other indebtedness of or guarantee by us or such Subsidiary ranking equally with the senior debt securities) shall be secured equally and ratably with (or, at our option, prior to) such secured debt. The foregoing restriction, however, will not apply to each of the following: (a) mortgages on property, shares of stock or indebtedness or other assets of any corporation existing at the time such corporation becomes a Subsidiary, provided that such mortgages or liens are not incurred in anticipation of such corporation’s becoming a Subsidiary; (b) mortgages on property, shares of stock or indebtedness or other assets existing at the time of acquisition thereof by us or a Subsidiary, or mortgages thereon to secure the payment of all or any part of the purchase price thereof, or mortgages on property, shares of stock or indebtedness or other assets to secure any debt incurred prior to, at the time of, or within 180 days after, the latest of the acquisition thereof or, in the case of property, the completion of construction, the completion of improvements or the commencement of substantial commercial operation of such property for the purpose of financing all or any part of the purchase price thereof, such construction or the making of such improvements; (c) mortgages to secure indebtedness owing to us or to a Subsidiary; (d) mortgages existing at the date of the initial issuance of any senior debt securities then outstanding; (e) mortgages on property of a person existing at the time such person is merged into or consolidated with Sysco or a Subsidiary or at the time of a sale, lease or other disposition of the properties of a person as an entirety or substantially as an entirety to us or a Subsidiary, provided that such mortgage was not incurred in anticipation of such merger or consolidation or sale, lease or other disposition; (f) mortgages in favor of the United States of America or any state, territory or possession thereof (or the District of Columbia), or any department, agency, instrumentality or political subdivision of the United States of America or any state, territory or possession thereof (or the District of Columbia), to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the property subject to such mortgages; or (g) extensions, renewals or replacements of any mortgage referred to in the foregoing clauses (a), (b), (d), (e) or (f); provided, however, that the principal amount of indebtedness secured thereby shall not exceed the principal amount of indebtedness so secured at the time of such extension, renewal or replacement. Any mortgages permitted by any of the foregoing clauses (a) through (g) shall not extend to or cover any other Principal Property of ours or of one of our Subsidiaries, or any shares of stock or indebtedness of any such Subsidiary, subject to the foregoing limitations, other than the property, including improvements thereto, stock or indebtedness specified in such clauses. (Senior Debt Indenture Section 3.7).

Notwithstanding the restrictions in the preceding paragraph, we or any Subsidiary of ours may issue, incur, create, assume or guarantee debt secured by a mortgage which would otherwise be subject to such restrictions, without equally and ratably securing the senior debt securities, provided that after giving effect thereto, the aggregate amount of all debt so secured by mortgages (not including mortgages permitted under clauses (a) through (g) above) does not exceed 20% of Sysco’s Consolidated Net Tangible Assets. (Senior Debt Indenture Section 3.7).

Limitations on Sale and Lease-Back Transactions.  We also covenant in the Senior Debt Indenture that we will not, nor will we permit any Subsidiary to, enter into any Sale and Lease-Back Transaction with respect to any Principal Property, other than any such transaction involving a lease for a term of not more than three years or any such transaction between us and one of our Subsidiaries, or between Subsidiaries, unless: (a) we or such Subsidiary would be entitled to incur indebtedness secured by a mortgage on the Principal Property involved in such transaction at least equal in amount to the Attributable Debt with respect to such Sale and Lease-Back Transaction, without equally and ratably securing the senior debt securities, pursuant to the limitation on liens described above; or (b) the proceeds of such transaction are at least equal to the fair market value of the affected Principal Property (as determined in good faith by our Board of Directors) and we apply an amount equal to the greater of the net proceeds of such sale or the Attributable Debt with respect to such Sale and Lease-Back Transaction within 180 days of such sale to either (or a combination of) (i) the retirement (other than any mandatory retirement, mandatory prepayment or sinking fund payment or by payment at maturity) of debt for borrowed money of Sysco or a Subsidiary (other than debt that is subordinated to the senior debt securities or debt to us or a Subsidiary) that matures more than 12 months after its creation or (ii) the purchase, construction or development of other comparable property. (Senior Debt Indenture Section 3.8).

Certain Definitions

As used in the indentures and this prospectus, the following definitions apply:

“Attributable Debt” with regard to a Sale and Lease-Back Transaction with respect to any property is defined in the Senior Debt Indenture to mean, at the time of determination, the lesser of: (a) the fair market value of such property (as determined in good faith by our Board of Directors); or (b) the present value of the total net amount of rent required to be paid under such lease during the remaining term thereof (including any period for which such lease has been extended), discounted at the rate of interest set forth or implicit in the terms of such lease (or, if not practicable to determine such rate, the weighted average interest rate per annum borne by the securities then outstanding under the Senior Debt Indenture) compounded semi-annually. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall be the lesser of the net amount determined assuming termination upon the first date such lease may be terminated (in which case the net amount shall also include the amount of the penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated) or the net amount determined assuming no such termination.

“Consolidated Net Tangible Assets” is defined in the Senior Debt Indenture to mean, as of any particular time, the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom: (a) all current liabilities, except for current maturities of long-term debt and of obligations under capital leases; and (b) intangible assets, to the extent included in said aggregate amount of assets, all as set forth on our most recent consolidated balance sheet and computed in accordance with generally accepted accounting principles.

“Principal Property” is defined in the Senior Debt Indenture to mean the land, improvements, buildings and fixtures (including any leasehold interest therein) constituting the principal corporate office, any manufacturing plant, any manufacturing, distribution or research facility or any self-serve center (in each case, whether now owned or hereafter acquired) which is owned or leased by us or any Subsidiary and is located within the United States of America or Canada unless our Board of Directors has determined in good faith that such office, plant facility or center is not of material importance to the total business conducted by us and our Subsidiaries taken as a whole. With respect to any Sale and Lease-Back Transaction or series of related Sale and Lease-Back Transactions, the determination of whether any property is a Principal Property shall be determined by reference to all properties affected by such transaction or series of transactions.

“Sale and Lease-Back Transaction” is defined in the Senior Debt Indenture to mean any arrangement with any person providing for the leasing by us or any Subsidiary of any Principal Property which property has been or is to be sold or transferred by us or such Subsidiary to such person.

“Subsidiary” is defined in the Senior Debt Indenture to mean any corporation in which we and/or one or more of our Subsidiaries together own voting stock having the power to elect a majority of the board of directors of such corporation, directly or indirectly. For the purposes of this definition, “voting stock” means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency. (Senior Debt Indenture Section 1.1).

Subordinated Debt

The debt securities (and, in the case of bearer securities, any coupons appertaining thereto) issued under the Subordinated Debt Indenture (referred to herein as the subordinated debt securities) will rank junior to “Senior Indebtedness” (as such term is defined in the Subordinated Debt Indenture). The payment of the principal, premium, if any, and interest on the subordinated debt securities is subordinated and junior in right of payment, to the extent set forth in the Subordinated Debt Indenture, to the prior payment in full of all “Senior Indebtedness,” as explained below. The senior debt securities previously issued under the Senior Debt Indenture prior to the date of this prospectus are listed above under “Senior Debt”.

No Payment If Senior Indebtedness In Default.  No payment (including the making of any deposit in trust with the Trustee in accordance with Section 10.1 of the Subordinated Debt Indenture) on account of principal, premium, if any, or interest on any subordinated debt securities (nor any payment to acquire any of the subordinated debt securities for cash or property) may be made if, at the time of such payment or immediately after giving effect thereto, either of the following is true:

•	there exists a default in the payment of the principal, premium, if any, or interest with respect to any Senior Indebtedness, when due and payable, whether at maturity, upon redemption, by declaration or otherwise; or

•	during certain “blockage periods” based on a non-monetary default with respect to Senior Indebtedness. A blockage period begins when holders of any Senior Indebtedness give written notice of certain types of events of default with respect to the Senior Indebtedness to the Trustee and us. The event of default must not be a default in the payment of principal, premium (if any), or interest, and it must permit the holders of the Senior Indebtedness to accelerate the maturity of the Senior Indebtedness. A blockage period will last 180 days, except that it will end earlier if the event of default has been cured or waived, or if the holders of the Senior Indebtedness send a notice to the Trustee and us terminating the blockage period.

The Trustee may still make payments on subordinated debt securities during a blockage period, if the payments are made from monies or securities previously deposited with the Trustee pursuant to the terms of Section 10.1 of the Subordinated Debt Indenture, so long as at the time such deposit was made (and immediately after giving effect thereto) the above conditions did not exist.

Once the blockage period expires, we will be obligated to promptly pay to subordinated debt holders all sums not paid during the blockage period. Only one such blockage period may be commenced within any 360 consecutive days. In addition, where an event of default exists on the day a blockage period is commenced, that event of default cannot be made the basis for a second blockage period until the earlier default was cured or waived for a period of at least 90 consecutive days.

(Subordinated Debt Indenture, Section 13.2).

Priority of Senior Indebtedness.  The holders of Senior Indebtedness will be entitled to require payment in full of all principal, premium (if any), and interest on the Senior Indebtedness before subordinated debt holders may receive any payment of principal, premium (if any), or interest on the subordinated debt securities, or any payment to acquire any of the subordinated debt securities, upon any of the following events:

•	insolvency, bankruptcy proceedings, receivership, liquidation or reorganization of Sysco under Federal or state law, or similar proceedings, relative to Sysco or its creditors, or its property;

•	voluntary liquidation, dissolution or winding up of Sysco;

•	an assignment for the benefit of creditors or any other marshalling of assets of Sysco (whether or not involving insolvency or bankruptcy); or

•	a declaration that any subordinated debt security is due and payable before its expressed maturity because of the occurrence of an Event of Default under the Subordinated Debt Indenture (see “Events of Default” below).

However, the Trustee may nonetheless make payments on a subordinated debt security under such circumstances if the payment is made from monies or securities previously deposited with the Trustee pursuant to the terms of Section 10.1 of the Subordinated Debt Indenture, so long as at the time such deposit was made (or immediately after giving effect thereto) the above conditions did not exist. (Subordinated Debt Indenture, Section 13.3).

Under the Subordinated Debt Indenture, the term “Senior Indebtedness” means (a) all indebtedness and obligations of Sysco existing on the date of the Subordinated Debt Indenture or created, incurred or assumed thereafter, and which (i) are for money borrowed; (ii) are evidenced by any bond, note, debenture or similar instrument; (iii) represent the unpaid balance on the purchase price of any assets or services of any kind; (iv) are obligations as lessee under any lease of property, equipment or other assets required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles; (v) are reimbursement obligations with respect to letters of credit or other similar instruments; (vi) are obligations under interest rate, currency or other indexed exchange agreements, agreements for caps or floors on interest rates, foreign exchange agreements or any other similar agreements; (vii) are obligations under any guaranty, endorsement or other contingent obligations in respect of, or to purchase or otherwise acquire, indebtedness or obligations of other persons of the types referred to in clauses (i) through (vi) above (other than endorsements for collection or deposits in the ordinary course of business); or (viii) are obligations of other persons of the type referred to in clauses (i) through (vii) above secured by a lien to which any of our properties or assets are subject, whether or not the obligations secured thereby shall have been issued by us or shall otherwise be our legal liability; and (b) any deferrals, renewals, amendments, modifications, refundings or extensions of any such indebtedness or obligations of the types referred to above. However, notwithstanding the foregoing, Senior Indebtedness does not include (1) any indebtedness of Sysco to any of our subsidiaries, (2) any indebtedness or obligation of Sysco which by its express terms is stated to be not superior in the right of payment to the subordinated debt securities or to rank pari passu with, or to be subordinated to, the subordinated debt securities, or (3) any indebtedness or obligation incurred by us in connection with the purchase of any assets or services in the ordinary course of business and which constitutes a trade payable or account payable. (Subordinated Debt Indenture, Section 1.1).

By reason of such subordination, in the event of insolvency, holders of subordinated debt securities who are not holders of Senior Indebtedness may recover less, ratably, than holders of Senior Indebtedness.

If this prospectus is being delivered in connection with a series of subordinated debt securities, the applicable prospectus supplement or the information incorporated herein by reference will set forth the approximate amount of Senior Indebtedness outstanding as of the end of the most recent fiscal quarter.

Merger or Consolidation

Each of the Indentures provides that we may merge or consolidate with any other person or persons (whether or not affiliated with us), and we may sell, convey, transfer or lease all or substantially all of our property to any other person or persons (whether or not affiliated with us), so long as we meet the following conditions:

1. Either (a) the transaction is a merger or consolidation, and Sysco is the surviving entity; or (b) the successor person (or the person which acquires by sale, conveyance, transfer or lease substantially all of our property) is a corporation organized under the laws of the United States or any state thereof and expressly assumes, by supplemental indenture satisfactory to the Trustee, all of our obligations under the Indenture and the relevant debt securities and coupons; and

2. Immediately after giving effect to the transaction, no Event of Default (and no event or condition which, after notice or lapse of time or both, would become an Event of Default) shall have occurred and be continuing with respect to any series of debt security outstanding under the relevant Indenture.

(Senior and Subordinated Debt Indentures, Section 9.1).

In the event of any of the above transactions, if there is a successor person as described in paragraph (1)(b) immediately above, then the successor will expressly assume all of our obligations under the Indenture and automatically be substituted for us in the Indenture and as issuer of the debt securities. Further, if the transaction is in the form of a sale or conveyance, after any such transfer (except in the case of a lease), Sysco will be discharged from all obligations and covenants under the Indenture and all debt securities issued thereunder and may be liquidated and dissolved. (Senior and Subordinated Debt Indentures, Section 9.2).

Events of Default

An Event of Default is defined under each Indenture with respect to debt securities of any series issued under such Indenture as being: (a) default in payment of any principal of or premium, if any, on the debt securities of such series, either at maturity, upon any redemption, by declaration or otherwise (including a default in the deposit of any sinking fund payment with respect to the debt securities of such series when and as due); (b) default for 30 days in payment of any interest on any debt securities of such series; (c) default for 90 days after written notice (given by the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding securities of all series affected by the default) in the observance or performance of any other covenant or agreement in respect of the debt securities of such series or such Indenture other than a covenant or agreement which is not applicable to the debt securities of such series, or a covenant or agreement with respect to which more particular provision is made; (d) certain events of bankruptcy, insolvency or reorganization; or (e) any other Event of Default provided in the supplemental indenture under which such series of debt securities is issued, or in the form of debt security for such series. (Senior and Subordinated Debt Indentures, Section 5.1).

Under each Indenture, if an Event of Default occurs and is continuing with respect to a series, then either the Trustee or the holders of 25% or more in principal amount of the outstanding debt securities of the affected series (voting as a single class) may declare the principal (or such portion thereof as may be specified in the terms thereof) of all debt securities of all affected series (plus any interest accrued thereon) to be due and payable immediately (unless the principal of such series has already become due and payable). However, upon certain conditions, such declarations may be annulled and past defaults may be waived (except a continuing default in payment of principal of (or premium, if any) or interest on such debt securities) by the holders of a majority in principal amount of the outstanding debt securities of all such affected series (treated as one class). If an Event of Default due to certain events of bankruptcy, insolvency or reorganization shall occur, the principal (or such portion thereof as may be specified in the terms thereof) of and interest accrued on all debt securities then outstanding shall become due and payable immediately, without action by the Trustees or the holders of any such debt securities. (Senior and Subordinated Debt Indentures, Sections 5.1 and 5.10).

Each Indenture requires the Trustee to give notice, within 90 days after the occurrence of default with respect to the securities of any series, of all defaults with respect to that series known to the Trustee (i) if any unregistered securities of that series are then outstanding, to the holders thereof, by publication at least once in a newspaper in New York and London and (ii) to all holders of registered securities of such series by way of mail, unless in each case such defaults have been cured before mailing or publication. Except in the case of default in the payment of the principal of or interest on any of the securities of such series, or in the payment of any sinking fund installment on such series, the Trustee will be protected in withholding such notice if and so long as the Trustee’s board of directors, the Trustee’s executive committee or a trust committee of directors or trustees and/or responsible officers of the Trustee in good faith determines that the withholding of such notice is in the best interests of the holders of such series. (Senior and Subordinated Debt Indentures, Section 5.11)

Each Indenture entitles the Trustee, subject to the duty of the Trustee during a default to act with the required standard of care, to be indemnified by the holders of debt securities issued under such Indenture before proceeding to exercise any right or power under such Indenture at the request of such holders. (Senior and Subordinated Debt Indentures, Sections 5.6 and 6.2). Subject to such indemnification and certain other limitations, the holders of a majority in principal amount of the outstanding debt securities of each affected series issued under such Indenture (treated as one class) may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to such series. (Senior and Subordinated Debt Indentures, Section 5.9). The Indenture does not require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there are reasonable grounds for believing that the repayment of such funds or adequate indemnity against such liability is not reasonably assured to it. (Senior and Subordinated Debt Indentures, Section 6.1).

Each Indenture provides that no holder of debt securities of any series or of any coupon issued under such Indenture may institute any action against Sysco under such Indenture (except actions for payment of overdue principal, premium, if any, or interest) unless (1) such holder previously shall have given to the Trustee written notice of default and continuance thereof, (2) the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of each affected series issued under such Indenture (treated as one class) shall have requested the Trustee to institute such action and shall have offered the Trustee reasonable indemnity, (3) the Trustee shall not have instituted such action within 60 days of such request, and (4) the Trustee shall not have received direction inconsistent with such written request by the holders of a majority in principal amount of the outstanding debt securities of each affected series issued under such Indenture (treated as one class). (Senior and Subordinated Debt Indentures, Sections 5.6 and 5.9).

Each Indenture contains a covenant that we will file annually with the Trustee a certificate stating whether or not we are in compliance (without regard to grace periods or notice requirements) with all conditions and covenants of the Indenture and, if we are not in compliance, describing the nature and status of the non-compliance. (Senior and Subordinated Debt Indentures, Section 3.5).

Defeasance

Each Indenture provides that we may defease and be discharged from any and all obligations (except as described below) with respect to the debt securities of any series which have not already been delivered to the Trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the Trustee, as trust funds, money or, in the case of debt securities payable only in U.S. dollars, U.S. Government Obligations (as defined) which through the payment of principal and interest in accordance with their terms will provide money, in an amount certified to be sufficient to pay at maturity (or upon redemption) the principal of (and premium, if any) and interest on such debt securities. Such defeasance does not apply to obligations related to the following (the “Surviving Obligations”):

•	registration of the transfer or exchange of the debt securities of such series and of coupons appertaining thereto;

•	Issuer’s right to optional redemption, if any;

•	substitution of mutilated, destroyed, lost or stolen debt securities of such series or coupons appertaining thereto;

•	maintenance of an office or agency in respect of the debt securities of such series;

•	receipt of payment of principal and interest on the stated due dates (but any rights of holders to force redemption of the debt securities does not survive);

•	rights, obligations, duties and immunities of the Trustee; and

•	rights of Holders as beneficiaries of any trust created as described above for purposes of the defeasance.

In addition, each Indenture provides that with respect to each series of debt securities issued under such Indenture, even if the debt securities will not become due and payable within one year, we may elect either (a) to defease and be discharged from all obligations with respect to the debt securities of such series (except for the Surviving Obligations) or (b) to be released from only the restrictions described under “Senior Debt,” if applicable, and “Merger or Consolidation” and, to the extent specified in connection with the issuance of such series of debt securities, other covenants applicable to such series of debt securities, by meeting certain conditions. Those conditions include depositing with the Trustee (or other qualifying trustee), in trust for such purpose, money (or, in the case of debt securities payable only in U.S. dollars, U.S. Government Obligations which through the payment of principal and interest in accordance with their terms will provide money) in an amount certified to be sufficient to pay at maturity (or upon redemption) the principal of (and premium, if any) and interest on the debt securities of such series. Such a trust may only be established if, among other things, we have delivered to the Trustee an opinion of counsel (as specified in the Indenture) to the effect that the holders of the debt securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred. Such opinion, in the case of a defeasance under clause (a) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable Federal income tax law occurring after the date of such Indenture.

In the event of any defeasance of any series of subordinated debt securities issued thereunder, the Subordinated Debt Indenture provides that holders of all outstanding Senior Indebtedness will receive written notice of such defeasance. (Senior and Subordinated Debt Indentures, Section 10.1).

The foregoing provisions relating to defeasance may be modified in connection with the issuance of any series of debt securities, and any such modification will be described in the applicable prospectus supplement.

Modification of the Indentures

Under each of the Indentures, we may enter into supplemental indentures with the Trustee without the consent of the holders of debt securities in order to accomplish any of the following: (a) secure any debt securities, (b) evidence the assumption by a successor corporation of our obligations, (c) add covenants or Events of Default for the protection of the holders of any debt securities, (d) cure any ambiguity or correct any inconsistency in such Indenture or add any other provision which shall not adversely affect the interests of the holders of the debt securities, (e) establish the forms or terms of debt securities of any series or of the coupons appertaining to such debt securities, and (f) evidence the acceptance of appointment by a successor trustee. (Senior and Subordinated Debt Indentures, Section 8.1).

Each Indenture also contains provisions permitting the Trustee and us, with the consent of the holders of not less than a majority in principal amount of the debt securities of all series issued under such Indenture then outstanding and affected (voting as one class), to add any provisions to, or change in any manner or eliminate any of the provisions of, such Indenture or modify in any manner the rights of the holders of the debt securities of each series so affected. However, we may not do any of the following without the consent of the holder of each outstanding debt security affected thereby:

•	extend the final maturity of any debt security, or reduce the principal amount thereof,

•	reduce the rate (or alter the method of computation) of interest thereon or extend the time for payment thereof,

•	reduce (or alter the method of computation of) any amount payable on redemption or repayment thereof or extend the time for payment thereof,

•	change the currency in which the principal thereof, premium, if any, or interest thereon is payable,

•	reduce the amount payable upon acceleration,

•	alter certain provisions of the Indenture relating to the debt securities issued thereunder not denominated in U.S. dollars,

•	impair or affect the right to institute suit for the enforcement of any payment on any debt security when due,

•	if the debt securities provide therefor, impair or affect any right of repayment at the option of the holder of such debt securities, or

•	reduce the percentage in principal amount of debt securities of any series, the consent of the holders of which is required for any of the foregoing modifications.

(Senior and Subordinated Debt Indentures, Section 8.2).

In addition, the Subordinated Debt Indenture provides that it may not be amended to alter the subordination of any outstanding subordinated debt securities without the consent of each holder of Senior Indebtedness then outstanding whose rights would be adversely affected thereby. (Subordinated Debt Indenture, Section 8.6).

Governing Law

Each of the Indentures provides that it and the debt securities issued thereunder shall be deemed to be a contract under, and for all purposes shall be construed in accordance with, the laws of the State of New York.

The Trustee

The Indenture provides that if an event of default occurs and is continuing, the Trustee must use the degree of care and skill of a prudent person in the conduct of such person’s own affairs. The Trustee will become obligated to exercise any of its powers under the applicable Indenture at the request of any of the holders of any debt securities only after those holders have offered the Trustee indemnity reasonably satisfactory to it.

The Trustee may engage in other transactions with us. If it acquires any conflicting interest, however, it must eliminate that conflict or resign.

The Bank of New York Trust Company, N.A., the Trustee under the Senior Debt Indenture, is an affiliate of one of a number of banks with which we maintain ordinary banking relationships, for which they receive customary fees.

Paying and Paying Agents

Unless we inform you otherwise in the prospectus supplement, we will make payments on the debt securities in U.S. dollars at the office of the applicable trustee or any paying agent we designate. At our option, we may make payments by check mailed to the holder’s registered address or, with respect to global debt securities, by wire transfer. Unless we inform you otherwise in the prospectus supplement, we will make interest payments to the person in whose name the debt security is registered at the close of business on the record date for the interest payment.

Unless we inform you otherwise in the prospectus supplement, we will designate the trustee under each indenture as our paying agent for payments on debt securities we issue under that indenture. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

PLAN OF DISTRIBUTION

We may sell the debt securities being offered hereby in four ways:

•	directly to purchasers;

•	through agents;

•	through underwriters; and

•	through dealers.

We may sell the debt securities directly. In that event, no underwriters or agents would be involved. Offers to purchase debt securities may be solicited by agents designated by us from time to time. Any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act, involved in the offer or sale of any debt securities will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement relating to such debt securities. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment. We may agree to indemnify any such agents against certain liabilities, including liabilities under the Securities Act. Such agents might also be customers of ours, or otherwise engage in transactions with or perform services for us in the ordinary course of business.

We might conduct an offering of debt securities through underwriters (by entry into an underwriting agreement) from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If we do so, we will name the underwriters and describe the terms of our sale of the securities to them in the prospectus supplement relating to such debt securities, which will be used by the underwriters to make resales of such debt securities. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to several conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. We might agree to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act. Such underwriters might also be customers of ours, or otherwise engage in transactions with or perform services for us in the ordinary course of business.

We might conduct an offering of debt securities through dealers from time to time. If we do so, we would sell such debt securities to the dealer, who may be deemed to be an underwriter as that term is defined in the Securities Act, as principal. The dealer might then resell such debt securities to the public at varying prices to be determined by such dealer at the time of resale. We might agree to indemnify the dealers against certain liabilities, including liabilities under the Securities Act. Such dealers might also be customers of ours, or otherwise engage in transactions with or perform services for us in the ordinary course of business.

We might also authorize agents, underwriters or dealers to solicit offers by certain institutions to purchase debt securities from us at a particular public offering price pursuant to delayed delivery contracts (“Contracts”) providing for payment and delivery on a particular date or dates. If we do so, we will describe such Contracts in the relevant prospectus supplement, including the price and date or prices and dates provided by such Contracts. Contracts may be entered into for a variety of reasons, including (without limitation) the need to assemble a pool of collateral, the need to match a refunding date or interest coupon date, or to meet the business needs of the purchaser. Each Contract will be for an amount not less than, and the aggregate principal amount of debt securities sold pursuant to Contracts shall not be less nor more than, the respective amounts stated in such prospectus supplement. Institutions with whom Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, education and charitable institutions and other institutions, but will in all cases be subject to our approval. Contracts will not be subject to any conditions except that (i) the purchase by a purchaser of the debt securities covered by its Contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such purchaser is subject and (ii) we shall have sold, and delivery shall have taken place to the underwriters named in the prospectus supplement, such part of the debt securities as is to be sold to them. The prospectus supplement will set forth the commission payable to agents, underwriters or dealers soliciting purchases of debt securities pursuant to Contracts accepted by us. The underwriters and such agents or dealers will not have any responsibility in respect of the validity or performance of Contracts.

Each series of debt securities will be a new issue of securities with no established trading market. Any underwriters to whom debt securities are sold by us for public offering and sale may make a market in such debt securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any debt securities.

In connection with an offering of debt securities, the underwriters may over-allot or effect transactions which stabilize or maintain the market prices of the debt securities offered hereby or our other securities at levels above those which might otherwise prevail in the open market. They may effect such transactions on an exchange or in the over-the-counter market. If the underwriters commence such stabilizing, it may be discontinued at any time.

LEGAL MATTERS

The validity of the debt securities is being passed upon for Sysco by Arnall Golden Gregory LLP, Atlanta, Georgia. Jonathan Golden, the sole stockholder of Jonathan Golden P.C. (a partner of Arnall Golden Gregory LLP), is a director of Sysco. As of February 19, 2009, attorneys with Arnall Golden Gregory LLP involved in the preparation of this prospectus, and the registration statement of which it is a part, beneficially owned an aggregate of approximately 72,506 shares of Sysco’s common stock.

Certain legal matters relating to offerings of debt securities will be passed upon on behalf of the applicable dealers, underwriters or agents by counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Sysco appearing in Sysco’s Annual Report on Form 10-K for the year ended June 28, 2008, and the effectiveness of our internal control over financial reporting as of June 28, 2008, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

With respect to the unaudited condensed consolidated interim financial information of Sysco that is included in its Forms 10-Q for the quarters ended September 27, 2008 and December 27, 2008, incorporated herein by reference, Ernst & Young LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports dated November 3, 2008 and February 2, 2009, included in Sysco’s Quarterly Reports on Form 10-Q for the quarters ended September 27, 2008 and December 27, 2008, and incorporated by reference herein, state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Ernst & Young LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 (the “Act”) for their reports on the unaudited interim financial information because those reports are not “reports,” or a “part” of the Registration Statement, prepared or certified by Ernst & Young LLP within the meaning of Sections 7 and 11 of the Act.

WHERE YOU CAN FIND MORE INFORMATION

Sysco files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any materials we file at the SEC’s public reference room at 100 F. Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information regarding the public reference room. Sysco’s SEC filings made via the EDGAR system, including periodic and current reports, proxy statements, and other information regarding Sysco are also available to the public at the SEC’s web site at http://www.sec.gov., and are also available on Sysco’s website, www.sysco.com.

The SEC allows Sysco to “incorporate by reference” information we file with the SEC, which means that Sysco can disclose important information to you by referring you to those documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede information contained in this prospectus.

The following documents filed by Sysco (File No. 1-06544) with the SEC are incorporated by reference in and made a part of this prospectus:

•	Sysco’s Annual Report on Form 10-K for the fiscal year ended June 28, 2008;

•	Sysco’s Quarterly Report on Form 10-Q for the quarter ended September 27, 2008;

•	Sysco’s Quarterly Report on Form 10-Q for the quarter ended December 27, 2008;

•	Sysco’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 23, 2008;

•	Sysco’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 12, 2008;

•	Sysco’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 21, 2008;

•	Sysco’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 22, 2008;

•	Sysco’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 9, 2009; and

•	Sysco’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 20, 2009.

We are also incorporating by reference any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering. These documents will be deemed to be incorporated by reference in this prospectus and to be a part of it from the date they are filed with the SEC.

You may obtain a copy of these filings, excluding all exhibits unless we have specifically incorporated by reference an exhibit in this prospectus or in a document incorporated by reference herein, at no cost, by writing or telephoning:

Sysco Corporation
Michael C. Nichols, Secretary
1390 Enclave Parkway
Houston, Texas 77077-2099
Telephone: (281) 584-1390

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	Other Expenses of Issuance and Distribution

The following table sets forth the expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of securities being registered hereby. All amounts are estimates:

Amount
to be paid (1)

Securities and Exchange Commission Filing Fee	(2)
Rating Agency Fees	$850,000
Fees and Expenses of Indenture Trustees	200,000
Printing Expenses	50,000
Accountants’ Fees and Expenses	300,000
Legal Fees and Expenses	300,000
Miscellaneous Expenses	10,000
Total	$1,710,000

(1)	The amounts shown are estimates of expenses payable by us in connection with the filing of this registration statement and one offering of securities hereunder.

(2)	Pursuant to Rule 457(p), $78,400 of the filing fees previously paid with respect to registrant’s registration statement 333-124166, filed on April 19, 2005, and $9,825 of the filing fees previously paid with respect to registrant’s registration statement 333-149086, filed on February 6, 2008, relate to securities which remain unsold as of this date, and are being offset against registration fees to become due under all offerings that may hereinafter be made under this registration statement. In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all other registration fees which may subsequently be payable following application of the above-referenced pre-paid filing fees. Accordingly, applicable SEC filing fees are not estimated at this time.

ITEM 15.	Indemnification of Directors and Officers

Charter and Bylaws.  Sysco’s Certificate of Incorporation and Bylaws provide for indemnification of Sysco’s directors and officers against all expense, liability and loss reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was a director or officer of the Registrant, to the fullest extent permitted by Delaware General Corporation Law (except that, generally, indemnification is not available for proceedings brought by the director or officer). This indemnification extends also to directors or officers who serve as agents for any entity at Sysco’s request, including, for example, persons who serve as agents for Sysco’s employee benefit plans. In addition, Sysco’s Certificate of Incorporation includes a provision eliminating, to the fullest extent permitted by Delaware law, the personal liability of directors for monetary damages for breaches of fiduciary duty. Sysco may also advance expenses incurred by a director or officer in defending a proceeding before the final disposition of the proceeding so long as the officer or director undertakes to repay the advanced amounts in the event it is ultimately determined that he or she is not entitled to be indemnified. Sysco may only advance expenses incurred by a director or officer in his or her capacity as a director or officer and not in any other capacity, such as service to an employee benefit plan. Sysco’s Bylaws provide that rights to indemnification and advancement of expenses are deemed to have fully vested at the time the indemnitee assumes his or her position with Sysco.

Delaware Law.  Delaware General Corporation Law currently requires Sysco to indemnify a director or officer for all expenses incurred by him or her (including attorney’s fees) when he or she is successful (on the merits or otherwise) in defense of any proceeding brought by reason of the fact that he or she is or was a director or officer of Sysco. In addition, with respect to all proceedings other than proceedings by or in the right of the corporation, Delaware law allows Sysco to indemnify a director or officer against expenses

(including attorneys’ fees), judgments, fines and amounts paid in settlement, even if the director or officer is not successful on the merits, if he or she:

•	acted in good faith;

•	acted in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; and

•	in the case of a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Sysco may indemnify directors and officers with respect to proceedings brought by or in the right of the corporation to the same extent as with respect to other proceedings, except that if the director or officer is held liable to Sysco in the proceeding, then Sysco may not indemnify the director or officer unless a court determines that even though he or she was held liable to Sysco, the officer or director is nonetheless fairly and reasonably entitled to indemnification.

Except for indemnification mandated by law or ordered by a court, Sysco may not indemnify an Agent without a formal determination that the required criteria have been met. In the case of officers and directors, the determination must be made by a majority of the disinterested directors (or a committee appointed by them), independent legal counsel in a written opinion, or the stockholders.

Sysco may advance expenses incurred by a current officer or director in defending a proceeding before the final disposition of the proceeding, if the officer or director undertakes to repay the advanced amounts in the event it is ultimately determined that he or she is not entitled to be indemnified. Sysco may advance expenses to other Agents upon whatever terms and conditions it deems appropriate.

Plan Provisions and Other Contractual Arrangements.  Certain of Sysco’s employee benefit plans provide indemnification of directors and other agents against certain claims arising from administration of such plans. In addition, Sysco’s Executive Severance Agreements entitle certain executive officers to require an indemnification agreement from Sysco before taking any action otherwise required by the officer’s Severance Agreement for the purpose of minimizing adverse tax consequences resulting from potential “parachute” payments under the Internal Revenue Code.

D&O Insurance.  Sysco maintains liability insurance for its directors and officers covering, subject to certain exceptions, any actual or alleged negligent act, error, omission, misstatement, misleading statement, neglect or breach of duty by such directors or officers, individually or collectively, in the discharge of their duties in their capacity as directors and officers of the Registrant.

ITEM 16.	Exhibits

Exhibit No.		Description

1	†	Form of Underwriting Agreement
4	(a)	Senior Debt Indenture, dated as of June 15, 1995, between Sysco Corporation and First Union National Bank, as Trustee (incorporated by reference to Exhibit 4(a) to the Registrant’s Registration Statement on Form S-3, Reg. No. 33-60023).
4	(b)	Third Supplemental Indenture, dated as of April 25, 1997, between Sysco Corporation and First Union National Bank of North Carolina, Trustee (incorporated by reference to Exhibit 4(g) to Form 10-K for the year ended June 28, 1997, File No. 1-6544).
4	(c)	Fifth Supplemental Indenture, dated as of July 27, 1998 between Sysco Corporation and First Union National Bank, Trustee (incorporated by reference to Exhibit 4(h) to Form 10-K for the year ended June 27, 1998, File No. 1-6544).
4	(d)	Seventh Supplemental Indenture, including form of Note, dated March 5, 2004 between Sysco Corporation, as Issuer, and Wachovia Bank, National Association (formerly First union National Bank of North Carolina), as Trustee (incorporated by reference to Exhibit 4(j) to Form 10-Q for the quarter ended March 27, 2004, File No. 1-6544).

Exhibit No.		Description

4	(e)	Eighth Supplemental Indenture, including form of Note, dated September 22, 2005 between Sysco Corporation, as Issuer, and Wachovia Bank, National Association, as Trustee (incorporated by reference to Exhibits 4.1 and 4.2 to Form 8-K filed on September 20, 2005, File No. 1-6544).
4	(f)	Letter from Sysco Corporation regarding appointment of new Trustee under the Senior Debt Indenture (incorporated by reference to Exhibit 4.7 to Form 10-Q for the quarter ended December 29, 2007, File No. 1-6544).
4	(g)	Form of Subordinated Debt Indenture between Sysco Corporation and _______, as Trustee (incorporated by reference to Exhibit 4(b) to the Registrant’s Registration Statement on Form S-3, Reg. No. 33-60023).
4	(h)	Agreement of Resignation, Appointment and Acceptance, dated February 13, 2007, by and among Sysco Corporation and Sysco International Co., a wholly-owned subsidiary of Sysco Corporation, U.S. Bank National Association and The Bank of New York Trust Company, N.A. (incorporated by reference to Exhibit 4(h) to the Registrant’s Registration Statement on Form S-3, Reg. No. 333-149086).
5	*	Opinion of Arnall Golden Gregory LLP as to legality of securities being registered.
12	*	Computation of Ratio of Earnings to Fixed Charges.
15	*	Letter from Ernst & Young LLP re: Unaudited Financial Statements
23	.1*	Consent of Arnall Golden Gregory LLP (included in opinion filed as Exhibit 5)
23	.2*	Consent of Ernst & Young LLP
24	*	Power of Attorney (included on signature page).
25	*	Form T-1 Statement of Eligibility of Trustee under the Trust Indenture Act of 1939 of the Bank of New York Trust Company, N.A.

*	filed herewith.

†	To be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.

ITEM 17.	Undertakings

The undersigned registrant hereby undertakes as follows:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities

Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Act to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) That, for purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(8) That, for the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(9) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(10) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on February 19, 2009.

SYSCO CORPORATION

By:	/s/ Richard J. Schnieders
Richard J. Schnieders
Chairman of the Board and Chief Executive
Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby constitutes and appoints William J. DeLaney, Kenneth F. Spitler and Michael C. Nichols, or any one of them, as such person’s true and lawful attorney-in-fact and agent with full power of substitution for such person and in such person’s name, place and stead, in any and all capacities, to sign and to file with the Securities and Exchange Commission, any and all amendments and post-effective amendments to this Registration Statement, with exhibits thereto and other documents in connection therewith, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any substitute therefor, may lawfully do or cause to be done by virtue thereof.

SIGNATURE	TITLE	DATE

/s/ Richard J. Schnieders Richard J. Schnieders	Chairman of the Board and Chief Executive Officer (principal executive officer)	February 19, 2009

/s/ William J. DeLaney William J. DeLaney	Executive Vice President, Chief Financial Officer and Director (principal financial officer)	February 19, 2009

/s/ Kenneth F. Spitler Kenneth F. Spitler	Vice Chairman of the Board, President and Chief Operating Officer	February 19, 2009

/s/ G. Mitchell Elmer G. Mitchell Elmer	Senior Vice President, Controller, and Chief Accounting Officer (principal accounting officer)	February 19, 2009

/s/ John M. Cassaday John M. Cassaday	Director	February 19, 2009

/s/ Judith B. Craven Judith B. Craven	Director	February 19, 2009

/s/ Manuel A. Fernandez Manuel A. Fernandez	Director	February 19, 2009

SIGNATURE	TITLE	DATE

/s/ Jonathan Golden Jonathan Golden	Director	February 19, 2009

/s/ Joseph A. Hafner, Jr. Joseph A. Hafner, Jr.	Director	February 19, 2009

/s/ Hans-Joachim Koerber Hans-Joachim Koerber	Director	February 19, 2009

/s/ Nancy S. Newcomb Nancy S. Newcomb	Director	February 19, 2009

/s/ Phyllis S. Sewell Phyllis S. Sewell	Director	February 19, 2009

/s/ Richard G. Tilghman Richard G. Tilghman	Director	February 19, 2009

/s/ Jackie M. Ward Jackie M. Ward	Director	February 19, 2009

Exhibit Index

Exhibit No.		Description

1	†	Form of Underwriting Agreement
4	(a)	Senior Debt Indenture, dated as of June 15, 1995, between Sysco Corporation and First Union National Bank, as Trustee (incorporated by reference to Exhibit 4(a) to the Registrant’s Registration Statement on Form S-3, Reg. No. 33-60023).
4	(b)	Third Supplemental Indenture, dated as of April 25, 1997, between Sysco Corporation and First Union National Bank of North Carolina, Trustee (incorporated by reference to Exhibit 4(g) to Form 10-K for the year ended June 28, 1997, File No. 1-6544).
4	(c)	Fifth Supplemental Indenture, dated as of July 27, 1998 between Sysco Corporation and First Union National Bank, Trustee (incorporated by reference to Exhibit 4(h) to Form 10-K for the year ended June 27, 1998, File No. 1-6544).
4	(d)	Seventh Supplemental Indenture, including form of Note, dated March 5, 2004 between Sysco Corporation, as Issuer, and Wachovia Bank, National Association (formerly First union National Bank of North Carolina), as Trustee (incorporated by reference to Exhibit 4(j) to Form 10-Q for the quarter ended March 27, 2004, File No. 1-6544).
4	(e)	Eighth Supplemental Indenture, including form of Note, dated September 22, 2005 between Sysco Corporation, as Issuer, and Wachovia Bank, National Association, as Trustee (incorporated by reference to Exhibits 4.1 and 4.2 to Form 8-K filed on September 20, 2005, File No. 1-6544).
4	(f)	Letter from Sysco Corporation regarding appointment of new Trustee under the Senior Debt Indenture (incorporated by reference to Exhibit 4.7 to Form 10-Q for the quarter ended December 29, 2007, File No. 1-6544).
4	(g)	Form of Subordinated Debt Indenture between Sysco Corporation and _______, as Trustee (incorporated by reference to Exhibit 4(b) to the Registrant’s Registration Statement on Form S-3, Reg. No. 33-60023).
4	(h)	Agreement of Resignation, Appointment and Acceptance, dated February 13, 2007, by and among Sysco Corporation and Sysco International Co., a wholly-owned subsidiary of Sysco Corporation, U.S. Bank National Association and The Bank of New York Trust Company, N.A. (incorporated by reference to Exhibit 4(h) to the Registrant’s Registration Statement on Form S-3, Reg. No. 333-149086).
5	*	Opinion of Arnall Golden Gregory LLP as to legality of securities being registered.
12	*	Computation of Ratio of Earnings to Fixed Charges.
15	*	Letter from Ernst & Young LLP re: Unaudited Financial Statements
23	.1*	Consent of Arnall Golden Gregory LLP (included in opinion filed as Exhibit 5)
23	.2*	Consent of Ernst & Young LLP
24	*	Power of Attorney (included on signature page).
25	*	Form T-1 Statement of Eligibility of Trustee under the Trust Indenture Act of 1939 of the Bank of New York Trust Company, N.A.

*	filed herewith.

†	To be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.